EXHIBIT 99.1

Reliance, Inc. Reports Fourth Quarter and Full Year 2024 Financial Results

- Third highest annual cash flow from operations of $1.43 billion

- Repurchased record $1.09 billion of common stock in 2024; outstanding shares down 6%

- Annual net sales of $13.84 billion with tons sold up 4.0% (same-store tons sold up 1.0%)

- Strong annual gross profit margin of 29.7%

- Annual EPS of $15.56; non-GAAP EPS of $15.92

- Completed four acquisitions in 2024

- Increased quarterly dividend 9.1% to $1.20 per share (annual: $4.80)

- Stronger than anticipated fourth quarter operating results excluding non-recurring and year-end LIFO adjustments

SCOTTSDALE, Ariz., Feb. 19, 2025 (GLOBE NEWSWIRE) -- Reliance, Inc. (NYSE: RS) today reported its financial results for the fourth quarter and full year ended December 31, 2024.

(in millions, except tons sold which are in thousands, per ton and per share amounts)

			Sequential Quarter		Twelve Months Ended December 31,		Year- Over- Year			Year- Over- Year
	Q4 2024*	Q3 2024	% Change		2024*	2023	% Change		Q4 2023	% Change
Income Statement Data:
Net sales	$3,126.6	$3,420.3	(8.6%	)	$13,835.0	$14,805.9	(6.6%	)	$3,337.3	(6.3%	)
Gross profit[1]	$886.1	$1,006.3	(11.9%	)	$4,106.6	$4,547.3	(9.7%	)	$1,021.6	(13.3%	)
Gross profit margin[1]	28.3%	29.4%	(1.1%	)	29.7%	30.7%	(1.0%	)	30.6%	(2.3%	)
Non-GAAP gross profit margin[1,2]	28.6%	29.4%	(0.8%	)	29.7%	30.7%	(1.0%	)	30.6%	(2.0%	)
LIFO expense (income)	$5.6	$(50.0)			$(144.4)	$(164.5)			$(59.5)
LIFO expense (income) as a % of net sales	0.2%	(1.5% )	1.7%		(1.0% )	(1.1% )	0.1%		(1.8% )	2.0%
LIFO expense (income) per diluted share, net of tax	$0.08	$(0.68)			$(1.93)	$(2.09)			$(0.77)
Non-GAAP pretax expense (income) adjustments²	$21.3	$2.5			$27.1	$(1.6)			$2.2
Pretax income	$133.5	$260.5	(48.8%	)	$1,139.9	$1,740.7	(34.5%	)	$333.3	(59.9%	)
Non-GAAP pretax income[2]	$154.8	$263.0	(41.1%	)	$1,167.0	$1,739.1	(32.9%	)	$335.5	(53.9%	)
Pretax income margin	4.3%	7.6%	(3.3%	)	8.2%	11.8%	(3.6%	)	10.0%	(5.7%	)
Net income attributable to Reliance	$105.3	$199.2	(47.1%	)	$875.2	$1,335.9	(34.5%	)	$272.7	(61.4%	)
Diluted EPS	$1.93	$3.61	(46.5%	)	$15.56	$22.64	(31.3%	)	$4.70	(58.9%	)
Non-GAAP diluted EPS[2]	$2.22	$3.64	(39.0%	)	$15.92	$22.62	(29.6%	)	$4.73	(53.1%	)

Balance Sheet and Cash Flow Data:
Cash provided by operations	$473.3	$463.9	2.0%		$1,429.8	$1,671.3	(14.4%	)	$525.6	(10.0%	)
Free cash flow[2]	$362.4	$351.1	3.2%		$999.2	$1,202.5	(16.9%	)	$415.4	(12.8%	)
Net debt-to-total capital[2]	10.2%	11.5%			10.2%	0.8%			0.8%
Net debt-to-EBITDA[2]	0.6x	0.6x			0.6x	0.0x			0.0x
Total debt-to-EBITDA[2]	0.8x	0.8x			0.8x	0.6x			0.6x

Capital Allocation Data:
Acquisitions, net	$(2.1)	$20.2			$364.6	$24.0			$(0.1)
Capital expenditures	$110.9	$112.8			$430.6	$468.8			$110.2
Dividends	$61.2	$60.6			$249.7	$238.1			$58.8
Share repurchases	$142.4	$432.0			$1,093.7	$479.5			$240.3

Key Business Metrics:
Tons sold	1,444.3	1,521.4	(5.1%	)	6,013.2	5,779.2	4.0%		1,354.2	6.7%
Tons sold (same-store)	1,385.3	1,465.2	(5.5%	)	5,816.5	5,760.0	1.0%		1,347.4	2.8%
Average selling price per ton sold	$2,170	$2,246	(3.4%	)	$2,303	$2,570	(10.4%	)	$2,466	(12.0%	)
Average selling price per ton sold (same-store)	$2,198	$2,266	(3.0%	)	$2,325	$2,573	(9.6%	)	$2,471	(11.0%	)
Percentage of sales orders w/ value-added processing					50%	51%

* Fourth quarter and twelve months ended December 31, 2024 includes one more shipping day compared to the same 2023 periods.
Please refer to the footnotes at the end of this press release for additional information.

Fourth Quarter 2024 Financial Highlights
Underlying operating results for the fourth quarter of 2024 were stronger than anticipated due to better-than-expected shipment levels as well as gross profit margin improvement when excluding the impacts of non-recurring items along with year-end LIFO reserve and income tax adjustments.

The Company’s tons sold in the fourth quarter of 2024 decreased 5.1% compared to the third quarter of 2024, better than management’s expectations of down 6% to 8%. Average selling price per ton sold fell 3.4% compared to the third quarter of 2024, within management’s expectations of down 1.5% to 3.5%. The Company’s non-GAAP FIFO gross profit margin improved to 28.8% compared to 27.9% in the third quarter of 2024 supported by better alignment of replacement costs with inventory on hand, strong pricing discipline and contributions from broad value-added processing capabilities.

LIFO gross profit margin declined to 28.3% from 29.4% in the third quarter of 2024 as the Company reported $5.6 million of LIFO expense as compared to the $50 million income estimate to true up 2024 LIFO income to $144.4 million from the $200 million annual estimate. Receipt of high-cost specialty stainless and alloy products with extended lead times that shortened in the second half of 2024 were the primary reason for the LIFO change. Overall, fourth quarter 2024 non-GAAP earnings per diluted share of $2.22 included a net unfavorable year-end LIFO and income tax true up impact of $0.74 per share compared to assumptions used in management’s non-GAAP earnings per diluted share guidance of $2.65 to $2.85.

Management Commentary
“Our businesses demonstrated resilience in 2024 as strong execution of our model once again fueled solid financial results in a challenging market,” said Karla Lewis, President and Chief Executive Officer of Reliance. “Through our emphasis on smart, profitable growth, we grew our same-store volumes well above industry shipment levels, bolstering our earnings in a declining metals pricing environment. Importantly, we were able to grow our tons shipped while also delivering a strong full year gross profit margin of 29.7% — solidly within our sustainable annual range. Additionally, we successfully acquired and integrated four companies, adding $286.2 million to our 2024 net sales, or approximately $400 million annualized, and broadening our geographic base and processing capabilities in new and existing markets. Our 2024 non-GAAP EPS of $15.92 reflects the benefit of our targeted growth strategies, diverse end markets served, strong pricing discipline and expanded value-added processing capabilities, which collectively helped mitigate the impact of declining metal prices.”

Mrs. Lewis continued, “Our profitability and effective management of working capital led to the generation of the third highest annual cash flow from operations in our history of $1.43 billion. We maintained our balanced approach to capital deployment in 2024, investing $430.6 million in capital expenditures, $364.6 million in acquisitions, a record $1.09 billion in share repurchases resulting in a 6% year-over-year reduction in our outstanding shares, and returning $249.7 million in dividends to our stockholders. While macroeconomic uncertainty persists, we believe our proven and resilient business model positions Reliance to continue delivering solid performance in 2025 and the years to come.”

End Market Commentary
Reliance provides a diverse range of metal products and value-added processing services to a wide variety of end markets, generally in small quantities on an as-needed basis. The Company’s tons sold in the fourth quarter of 2024 increased 6.7% compared to the prior year quarter and decreased 5.1% compared to the third quarter of 2024, exceeding management’s expectations of down 6% to 8%. On a same-store basis, the Company’s fourth quarter tons sold increased 2.8% compared to the fourth quarter of 2023. For the full year of 2024, the Company’s total tons sold increased 4.0% and 1.0% on a same-store basis, surpassing the industry-wide decline of 2.0% reported by the MSCI.

Demand in non-residential construction (including infrastructure), Reliance’s largest end market by tons, improved compared to both the fourth quarter and full year of 2023. The Company expects non-residential construction demand to remain at healthy levels in the first quarter of 2025, supported by new construction projects in diverse sectors including data centers, energy infrastructure, manufacturing and public infrastructure.

Demand across the broader manufacturing sectors Reliance serves increased from the fourth quarter of 2023 and overall was steady with the full year of 2023. Industrial machinery, military, shipbuilding, and rail demand were strong. Consumer products demand showed improvement in the fourth quarter of 2024 from prior quarters. Weaker demand in heavy equipment, particularly in the agricultural sector, offset stronger demand in other manufacturing sectors. Reliance anticipates that demand for its products across the broader manufacturing sector will remain relatively stable in the first quarter of 2025.

Demand in commercial aerospace remained stable compared to both the fourth quarter and full year of 2023. Reliance anticipates fairly consistent demand in the first quarter of 2025, subject to changes in build rates. The strong demand in the military and space related portions of Reliance’s aerospace business is expected to continue in the first quarter of 2025.

Demand for the toll processing services Reliance provides to the automotive market improved compared to both the fourth quarter and full year of 2023. The Company expects demand for automotive toll processing to remain relatively stable in the first quarter of 2025.

Demand in the semiconductor market declined compared to both the fourth quarter and full year of 2023. The Company anticipates demand will remain under pressure in the first quarter of 2025 due to continued excess inventory in the supply chain.

Balance Sheet & Cash Flow
At December 31, 2024, Reliance’s cash and cash equivalents totaled $318.1 million with total debt outstanding of $1.15 billion and no outstanding borrowings under the Company’s $1.5 billion revolving credit facility.

Reliance generated cash flow from operations of $473.3 million in the fourth quarter and $1.43 billion for the full year ended December 31, 2024 which was its third highest annual result. Reliance continues to generate and deploy significant cash flow from operations to fund execution of the Company’s flexible and opportunistic capital allocation strategy focused on both growth and stockholder returns.

Stockholder Return Activity
On February 18, 2025, the Company’s Board of Directors declared a quarterly cash dividend of $1.20 per share of common stock, an increase of 9.1%, payable on March 21, 2025 to stockholders of record as of March 7, 2025. Reliance has paid regular quarterly cash dividends for 65 consecutive years without reduction or suspension and has increased the dividend 32 times since its 1994 IPO to a current annual rate of $4.80 per common share.

In the fourth quarter of 2024, Reliance repurchased 525,264 shares of its common stock at an average cost of $271.11 per share, for a total of $142.4 million. During the year ended December 31, 2024, Reliance repurchased approximately 3.9 million shares of its common stock at an average cost of $282.98, for a total of $1.09 billion. Subsequent to the end of the fourth quarter, as of February 18, 2025, Reliance repurchased 743,262 shares of its common stock at an average cost of $273.37 per share, for a total of $203.2 million. As of February 18, 2025, $1.15 billion remained available to repurchase under the Company’s share repurchase program that was replenished to $1.5 billion on October 22, 2024. Since 2020, Reliance has repurchased approximately 15.8 million shares of its common stock at an average cost of $194.24 per share for a total of $3.07 billion.

Corporate Developments
Brenda Miyamoto was promoted to Senior Vice President, Strategic Planning & Programs, on February 18, 2025. Ms. Miyamoto has served as Vice President, Corporate Initiatives since August 2012 and has held various positions of increasing responsibility at Reliance since 2001. In addition, Scott Ramsbottom was appointed Vice President, Chief Information Officer of Reliance effective November 18, 2024. Mr. Ramsbottom is a veteran industrial distribution CIO with more than 25 years’ experience.

Business Outlook
Reliance anticipates underlying demand will improve modestly in the first quarter of 2025 across the majority of the end markets it serves, despite continued uncertainty regarding domestic and international economic policy. Accordingly, the Company estimates its tons sold will be up 6.0% to 8.0% in the first quarter of 2025 compared to the fourth quarter of 2024, consistent with seasonal trends, and up 3.0% to 5.0% from the first quarter of 2024 with 0.5% to 2.5% attributable to same store growth. Reliance expects its average selling price per ton sold for the first quarter of 2025 to be down 1% to up 1% compared to the fourth quarter of 2024 as prices for most products have stabilized. Reliance anticipates its FIFO gross profit margin to continue to improve in the first quarter of 2025, reflecting better alignment of replacement costs and inventory costs on hand. Importantly, this outlook assumes no significant trade policy disruption to carbon steel, stainless steel and aluminum product markets and pricing. Based on these expectations, the Company anticipates non-GAAP earnings per diluted share in the range of $3.30 to $3.50 for the first quarter of 2025.

Conference Call Details
A conference call and simultaneous webcast to discuss Reliance’s fourth quarter and full year 2024 financial results and business outlook will be held on Thursday, February 20, 2025 at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time. To listen to the live call by telephone, please dial (877) 407-0792 (U.S. and Canada) or (201) 689-8263 (International) approximately 10 minutes prior to the start time and use conference ID: 13751162. The call will also be broadcast live over the Internet hosted on the Investors section of the Company's website at investor.reliance.com.

For those unable to participate during the live broadcast, a replay of the call will also be available beginning that same day at 2:00 p.m. Eastern Time until 11:59 p.m. Eastern Time on March 6, 2025, by dialing (844) 512-2921 (U.S. and Canada) or (412) 317-6671 (International) and entering the conference ID: 13751162. The webcast will remain posted on the Investors section of Reliance’s website at reliance.com for 90 days.

About Reliance, Inc.
Founded in 1939, Reliance, Inc. (NYSE: RS) is a leading global diversified metal solutions provider and the largest metals service center company in North America. Through a network of 320 locations in 41 states and 10 countries outside of the United States, Reliance provides value-added metals processing services and distributes a full-line of over 100,000 metal products to more than 125,000 customers in a broad range of industries. Reliance focuses on small orders with quick turnaround and value-added processing services. In 2024, Reliance’s average order size was $2,980, approximately 50% of orders included value-added processing and approximately 40% of orders were delivered within 24 hours. Reliance, Inc.’s press releases and additional information are available on the Company’s website at reliance.com.

Forward-Looking Statements
This press release contains certain statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, discussions of Reliance’s industry and end markets, business strategies, acquisitions, and expectations concerning the Company’s future growth and profitability and its ability to generate industry leading returns for its stockholders, as well as future demand and metals pricing and the Company’s results of operations, margins, profitability, taxes, liquidity, macroeconomic conditions, including inflation and the possibility of an economic recession or slowdown, litigation matters and capital resources. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “preliminary,” “range,” “intend” and “continue,” the negative of these terms, and similar expressions.

These forward-looking statements are based on management's estimates, projections and assumptions as of today’s date that may not prove to be accurate. Forward-looking statements involve known and unknown risks and uncertainties and are not guarantees of future performance. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements as a result of various important factors, including, but not limited to, actions taken by Reliance, as well as developments beyond its control, including, but not limited to, the possibility that the expected benefits of acquisitions and capital expenditures may not materialize as expected; the impacts of labor constraints and supply chain disruptions; U.S. and foreign trade policies affecting metals product markets and pricing; and changes in domestic and worldwide political and economic conditions such as inflation and the possibility of an economic recession that could materially impact the Company, its customers and suppliers, metals pricing, and demand for the Company’s products and services. Deteriorations in economic conditions as a result of economic policies, inflation, economic recession, slowing growth, outbreaks of infectious disease, geopolitical conflicts such as in Ukraine and the Middle East, could lead to a decline in demand for the Company’s products and services and negatively impact its business, and may also impact financial markets and corporate credit markets which could adversely impact the Company’s access to financing, or the terms of any financing. The Company cannot at this time predict all of the impacts of domestic and foreign tariffs and trade policies, inflation, product price fluctuations, economic recession, outbreaks of infectious disease, geopolitical conflicts and related economic effects, but these factors, individually or in any combination, could have a material adverse effect on the Company’s business, financial position, results of operations and cash flows.

The statements contained in this press release speak only as of the date hereof, and Reliance disclaims any and all obligations to publicly update or revise any forward-looking statements, whether as a result of new information, future events or for any other reason, except as may be required by law. Important risks and uncertainties about Reliance’s business can be found in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and in other documents Reliance files or furnishes with the United States Securities and Exchange Commission.

CONTACT:
(213) 576-2428
investor@reliance.com

or Addo Investor Relations
(310) 829-5400

(Tables to follow)

Fourth Quarter 2024 Major Commodity Metrics

	Tons Sold (tons in thousands; % change)								Average Selling Price per Ton Sold (% change)
	Q4 2024	Q3 2024	Sequential Quarter Change		Q4 2023		Year-Over-Year Change		Sequential Quarter Change		Year-Over-Year Change
Carbon steel	1,185.0	1,246.9	(5.0%	)	1,100.5		7.7%		(4.8%	)	(13.5%	)
Aluminum	75.8	80.2	(5.5%	)	76.3		(0.7%	)	(2.1%	)	(3.0%	)
Stainless steel	67.7	73.2	(7.5%	)	65.5		3.4%		(0.4%	)	(11.6%	)
Alloy	27.8	30.2	(7.9%	)	29.2		(4.8%	)	(0.1%	)	(1.4%	)

	Sales ($'s in millions; % change)
	Q4 2024	Q3 2024	Sequential Quarter Change		Q4 2023		Year-Over-Year Change
Carbon steel	$1,680.8	$1,856.2	(9.4%	)	$1,805.2		(6.9%	)
Aluminum	$534.2	$576.3	(7.3%	)	$553.9		(3.6%	)
Stainless steel	$473.2	$513.9	(7.9%	)	$517.9		(8.6%	)
Alloy	$143.1	$155.9	(8.2%	)	$152.3		(6.0%	)

Full Year 2024 Major Commodity Metrics

	Tons Sold (tons in thousands; % change)				Average Selling Price per Ton Sold (% change)
	2024	2023	Year-Over-Year Change		Year-Over-Year Change
Carbon steel	4,921.0	4,688.8	5.0%		(10.6%	)
Aluminum	319.1	323.7	(1.4%	)	(5.2%	)
Stainless steel	290.0	283.9	2.1%		(13.3%	)
Alloy	123.5	131.2	(5.9%	)	(3.9%	)

	Sales ($'s in millions; % change)
	2024	2023	Year-Over-Year Change
Carbon steel	$7,575.6	$8,071.8	(6.1%	)
Aluminum	$2,294.4	$2,456.4	(6.6%	)
Stainless steel	$2,068.8	$2,336.7	(11.5%	)
Alloy	$637.7	$704.9	(9.5%	)

	Sales by Product ($'s as a % of total sales)
					Twelve Months Ended
					December 31,
	Q4 2024	Q3 2024	Q4 2023		2024		2023
Carbon steel structurals	12%	12%	11%		11%		11%
Carbon steel plate	11%	12%	12%		12%		12%
Carbon steel tubing	9%	9%	10%		10%		10%
Hot-rolled steel sheet & coil	8%	8%	8%		8%		9%
Carbon steel bar	5%	5%	5%		5%		5%
Galvanized steel sheet & coil	5%	5%	4%		5%		4%
Cold-rolled steel sheet & coil	2%	2%	2%		2%		2%
Carbon steel	52%	53%	52%		53%		53%

Aluminum bar & tube	5%	5%	5%		5%		5%
Heat-treated aluminum plate	5%	5%	5%		5%		5%
Common alloy aluminum sheet & coil	4%	4%	4%		4%		4%
Common alloy aluminum plate	1%	1%	1%		1%		1%
Heat-treated aluminum sheet & coil	1%	1%	1%		1%		1%
Aluminum	16%	16%	16%		16%		16%

Stainless steel bar & tube	8%	7%	8%		7%		8%
Stainless steel sheet & coil	5%	5%	5%		5%		5%
Stainless steel plate	2%	3%	2%		2%		2%
Stainless steel	15%	15%	15%		14%		15%

Alloy bar & rod	3%	3%	4%		4%		4%
Alloy tube	1%	1%	1%		1%		1%
Alloy	4%	4%	5%		5%		5%

Miscellaneous	6%	6%	6%		6%		5%
Toll processing & logistics	5%	4%	4%		4%		4%
Copper & brass	2%	2%	2%		2%		2%
Other	13%	12%	12%		12%		11%

Total	100%	100%	100%		100%		100%

RELIANCE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except number of shares which are reflected in thousands and per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023*
Net sales	$3,126.6	$3,337.3	$13,835.0	$14,805.9

Costs and expenses:
Cost of sales (exclusive of depreciation and amortization shown below)	2,240.5	2,315.7	9,728.4	10,258.6
Warehouse, delivery, selling, general and administrative (“SG&A”)	662.0	633.6	2,666.2	2,562.4
Depreciation and amortization	70.6	62.9	268.7	245.4
Impairment	11.7	—	11.7	—
	2,984.8	3,012.2	12,675.0	13,066.4

Operating income	141.8	325.1	1,160.0	1,739.5

Other (income) expense:
Interest expense	10.0	9.8	40.3	40.1
Other income, net	(1.7)	(18.0)	(20.2)	(41.3)
Income before income taxes	133.5	333.3	1,139.9	1,740.7
Income tax provision	27.5	59.9	261.9	400.6
Net income	106.0	273.4	878.0	1,340.1
Less: net income attributable to noncontrolling interests	0.7	0.7	2.8	4.2
Net income attributable to Reliance	$105.3	$272.7	$875.2	$1,335.9

Earnings per share attributable to Reliance stockholders:
Basic	$1.95	$4.75	$15.70	$22.90
Diluted	$1.93	$4.70	$15.56	$22.64

Shares used in computing earnings per share:
Basic	54,104	57,381	55,746	58,328
Diluted	54,555	58,071	56,246	59,015

Cash dividends declared per common share	$1.10	$1.00	$4.40	$4.00

* Derived from audited financial statements.

RELIANCE, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(in millions, except number of shares which are reflected in thousands and par value)

	December 31,	December 31,
	2024	2023*
ASSETS
Current assets:
Cash and cash equivalents	$318.1	$1,080.2
Accounts receivable, less allowance for credit losses of $23.2 at December 31, 2024 and $24.9 at December 31, 2023	1,342.0	1,472.4
Inventories	2,026.8	2,043.2
Prepaid expenses and other current assets	148.2	140.4
Income taxes receivable	60.4	35.6
Total current assets	3,895.5	4,771.8
Property, plant and equipment, net	2,544.9	2,248.4
Operating lease right-of-use assets	275.2	231.6
Goodwill	2,161.8	2,111.1
Intangible assets, net	1,007.2	981.1
Cash surrender value of life insurance policies, net	46.0	43.8
Other long-term assets	91.2	92.5
Total assets	$10,021.8	$10,480.3

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$361.9	$410.3
Accrued expenses	144.4	118.5
Accrued compensation and retirement benefits	195.2	213.9
Accrued insurance costs	50.4	44.4
Current maturities of long-term debt	399.7	0.3
Current maturities of operating lease liabilities	61.4	56.2
Total current liabilities	1,213.0	843.6
Long-term debt	742.8	1,141.9
Operating lease liabilities	214.2	178.9
Long-term retirement benefits	26.9	25.1
Other long-term liabilities	56.8	64.0
Deferred income taxes	537.5	494.0
Total liabilities	2,791.2	2,747.5
Commitments and contingencies
Equity:
Preferred stock, $0.001 par value: 5,000 shares authorized; none issued or outstanding	—	—
Common stock and additional paid-in capital, $0.001 par value and 200,000 shares authorized
Issued and outstanding shares—53,715 at December 31, 2024 and 57,271 at December 31, 2023	0.1	0.1
Retained earnings	7,334.7	7,798.9
Accumulated other comprehensive loss	(115.2)	(76.7)
Total Reliance stockholders’ equity	7,219.6	7,722.3
Noncontrolling interests	11.0	10.5
Total equity	7,230.6	7,732.8
Total liabilities and equity	$10,021.8	$10,480.3

* Derived from audited financial statements.

RELIANCE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Twelve Months Ended
	December 31,
	2024	2023*
Operating activities:
Net income	$878.0	$1,340.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	268.7	245.4
Impairment	11.7	—
Provision for credit losses	2.2	3.5
Deferred income tax provision	36.4	16.2
Stock-based compensation expense	56.8	65.0
Net loss (gain) on life insurance policies and deferred compensation plan assets	5.8	(0.5)
Other	4.3	(0.3)
Changes in operating assets and liabilities (excluding effect of businesses acquired):
Accounts receivable	167.4	95.6
Inventories	116.8	(41.5)
Prepaid expenses and other assets	27.2	37.3
Accounts payable and other liabilities	(145.5)	(89.5)
Net cash provided by operating activities	1,429.8	1,671.3

Investing activities:
Acquisitions, net of cash acquired	(364.6)	(24.0)
Purchases of property, plant and equipment	(430.6)	(468.8)
Proceeds from sales of property, plant and equipment	4.7	11.1
Other	(13.2)	(2.2)
Net cash used in investing activities	(803.7)	(483.9)

Financing activities:
Net short-term debt repayments	—	(2.2)
Proceeds from long-term debt borrowings	663.0	—
Principal payments on long-term debt	(663.3)	(506.1)
Cash dividends and dividend equivalents	(249.7)	(238.1)
Share repurchases	(1,093.7)	(479.5)
Taxes paid related to net share settlement of restricted stock units	(42.8)	(54.1)
Other	10.1	(2.3)
Net cash used in financing activities	(1,376.4)	(1,282.3)
Effect of exchange rate changes on cash and cash equivalents	(11.8)	1.7
Decrease in cash and cash equivalents	(762.1)	(93.2)
Cash and cash equivalents at beginning of year	1,080.2	1,173.4
Cash and cash equivalents at end of year	$318.1	$1,080.2

Supplemental cash flow information:
Interest paid during the year	$37.8	$41.8
Income taxes paid during the year, net	$244.9	$386.3

* Derived from audited financial statements.

RELIANCE, INC.
NON-GAAP RECONCILIATION
(in millions, except per share amounts)

	Net Income			Diluted EPS
	Three Months Ended			Three Months Ended
	December 31,	September 30,	December 31,	December 31,	September 30,	December 31,
	2024	2024	2023	2024	2024	2023
Net income attributable to Reliance	$105.3	$199.2	$272.7	$1.93	$3.61	$4.70
Impairment and restructuring charges	22.3	2.1	1.2	0.41	0.03	0.02
Non-recurring income of acquisitions	—	(1.6)	—	—	(0.03)	—
Non-recurring settlement (credits) charges	(1.0)	0.5	—	(0.02)	0.01	—
Debt restructuring charge	—	1.5	—	—	0.03	—
Charges related to sale of non-core assets	—	—	1.0	—	—	0.02
Income tax benefit related to above items	(5.4)	(0.6)	(0.5)	(0.10)	(0.01)	(0.01)
Non-GAAP net income attributable to Reliance	$121.2	$201.1	$274.4	$2.22	$3.64	$4.73

		Net Income		Diluted EPS
		Twelve Months Ended		Twelve Months Ended
		December 31,	December 31,	December 31,	December 31,
		2024	2023	2024	2023
Net income attributable to Reliance		$875.2	$1,335.9	$15.56	$22.64
Impairment and restructuring charges		25.1	2.2	0.44	0.04
Non-recurring income of acquisitions		(3.6)	—	(0.06)	—
Non-recurring settlement charges		4.1	—	0.07	—
Debt restructuring charge		1.5	—	0.03	—
Gains related to sales of non-core assets		—	(3.8)	—	(0.07)
Income tax (benefit) expense related to above items		(6.8)	0.4	(0.12)	0.01
Non-GAAP net income attributable to Reliance		$895.5	$1,334.7	$15.92	$22.62

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
Pretax income	$133.5	$260.5	$333.3	$1,139.9	$1,740.7
Impairment and restructuring charges	22.3	2.1	1.2	25.1	2.2
Non-recurring income of acquisitions	—	(1.6)	—	(3.6)	—
Non-recurring settlement (credits) charges	(1.0)	0.5	—	4.1	—
Debt restructuring charge	—	1.5	—	1.5	—
Charges (gains) related to sales of non-core assets	—	—	1.0	—	(3.8)
Non-GAAP pretax expense (income) adjustments	21.3	2.5	2.2	27.1	(1.6)
Non-GAAP pretax income	$154.8	$263.0	$335.5	$1,167.0	$1,739.1

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
Gross profit - LIFO	$886.1	$1,006.3	$1,021.6	$4,106.6	$4,547.3
Amortization of inventory step-down	—	(1.6)	—	(3.6)	—
Restructuring charges	8.5	1.7	0.2	10.2	0.2
Non-GAAP gross profit	894.6	1,006.4	1,021.8	4,113.2	4,547.5
LIFO expense (income)	5.6	(50.0)	(59.5)	(144.4)	(164.5)
Non-GAAP gross profit - FIFO	$900.2	$956.4	$962.3	$3,968.8	$4,383.0

Gross profit margin - LIFO	28.3%	29.4%	30.6%	29.7%	30.7%
Amortization of inventory step-down as a % of sales	—	—	—	—	—
Restructuring charges as a % of sales	0.3%	—	—	—	—
Non-GAAP gross profit margin	28.6%	29.4%	30.6%	29.7%	30.7%
LIFO expense (income) as a % of sales	0.2%	(1.5% )	(1.8% )	(1.0% )	(1.1% )
Non-GAAP gross profit margin - FIFO	28.8%	27.9%	28.8%	28.7%	29.6%

	December 31,	September 30,	December 31,
	2024	2024	2023
Total debt	$1,151.1	$1,276.4	$1,151.4
Less: unamortized debt discount and debt issuance costs	(8.6)	(9.1)	(9.2)
Carrying amount of debt	1,142.5	1,267.3	1,142.2
Less: cash and cash equivalents	(318.1)	(314.6)	(1,080.2)
Net debt	824.4	952.7	62.0
Total Reliance stockholders’ equity	7,219.6	7,350.5	7,722.3
Total capital	$8,044.0	$8,303.2	$7,784.3

Net debt-to-total capital	10.2%	11.5%	0.8%

	Twelve Months Ended
	December 31,	September 30,	December 31,
	2024	2024	2023
Net income	$878.0	$1,045.4	$1,340.1
Depreciation and amortization	268.7	261.0	245.4
Impairment	11.7	—	—
Interest expense	40.3	40.1	40.1
Income taxes	261.9	294.3	400.6
EBITDA	$1,460.6	$1,640.8	$2,026.2

Net debt-to-EBITDA	0.6x	0.6x	0.0x
Total debt-to-EBITDA	0.8x	0.8x	0.6x

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
Cash provided by operations	$473.3	$463.9	$525.6	$1,429.8	$1,671.3
Less: capital expenditures	(110.9)	(112.8)	(110.2)	(430.6)	(468.8)
Free cash flow	$362.4	$351.1	$415.4	$999.2	$1,202.5

Reliance, Inc.’s presentation of non-GAAP pretax income, net income and EPS over certain time periods is an attempt to provide meaningful comparisons to the Company's historical performance for its existing and future stockholders. Adjustments include impairment and restructuring charges, non-recurring income of its acquisitions, non-recurring settlement (credits) charges, non-recurring expenses related to the amendment of its credit agreement, and charges (gains) on sales of non-core property, plant, and equipment, which make comparisons of the Company’s operating results between periods difficult using GAAP measures. Reliance, Inc.’s presentation of gross profit margin - FIFO, which is calculated as gross profit plus LIFO expense (or minus LIFO income) divided by net sales, is presented to provide a means of comparison amongst its competitors who may not use the same inventory valuation method. Please see footnote 1 below for additional information on the Company’s gross profit and gross profit margin. Reliance, Inc. presents net debt- and total debt-to-EBITDA as a measurement of leverage utilized by management to monitor its debt levels in relation to its operating cash flow for which it utilizes EBITDA as a proxy. Reliance, Inc. presents free cash flow as a measure of cash generated by its operations that will be used to repay scheduled debt maturities and can be used to invest in growth activities or returned to stockholders.

Footnotes

[1] Gross profit, calculated as net sales less cost of sales, and gross profit margin, calculated as gross profit divided by net sales, are non-GAAP financial measures as they exclude depreciation and amortization expense associated with the corresponding sales. About half of Reliance's orders are basic distribution with no processing services performed. For the remainder of its sales orders, Reliance performs “first-stage” processing, which is generally not labor intensive as it is simply cutting the metal to size. Because of this, the amount of related labor and overhead, including depreciation and amortization, is not significant and is excluded from cost of sales. Therefore, Reliance’s cost of sales is substantially comprised of the cost of the material it sells. Reliance uses gross profit and gross profit margin, as shown, as measures of operating performance. Gross profit and gross profit margin are important operating and financial measures, as their fluctuations can have a significant impact on Reliance's earnings. Gross profit and gross profit margin, as presented, are not necessarily comparable with similarly titled measures for other companies.
[2] See accompanying Non-GAAP Reconciliation. Certain percentages may not calculate due to rounding.